Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

FOR IMMEDIATE RELEASE

Cypress Announces Decision to Pursue Tax-Free Distribution of its

SunPower Class B Common Shares

SAN JOSE, Calif., July 17, 2008 — Cypress Semiconductor Corporation (NYSE: CY) today announced that its Board of Directors has authorized management to proceed with a spin-off to Cypress’s shareholders of the Class B common shares of SunPower Corporation held by Cypress, with the objective of having the transaction completed by the end of 2008, or sooner if possible.

Cypress previously announced that on April 16, 2008, it had received a favorable ruling from the Internal Revenue Service with respect to certain tax issues arising under Section 355 of the Internal Revenue Code in connection with a potential spin-off transaction.

In connection with the proposed spin-off, the Cypress Board contemplates adjusting outstanding employee equity awards in a manner intended to preserve their intrinsic value as well as a possible tender offer for all or a portion of the company’s outstanding 1.00% convertible senior notes due September 2009. In addition, Cypress may dispose of a portion of its Class B common shares of SunPower prior to consummation of the proposed spin-off.

The proposed spin-off transaction is subject to completion of a number of steps and conditions, including final approval by the Cypress Board of Directors, and no assurance can be given that the proposed spin-off will be completed. In addition, no assurance can be given as to the number of shares which may be distributed, the costs or effects on Cypress and/or SunPower of effecting a spin-off, or the impact of a spin-off on trading prices for Cypress and/or SunPower common stock or Cypress’s employee equity plans and convertible debt.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY OF CYPRESS’ 1.00% CONVERTIBLE SENIOR NOTES DUE SEPTEMBER 2009. THE SOLICITATION AND THE OFFER TO BUY CYPRESS’ CONVERTIBLE SENIOR NOTES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. BONDHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. BONDHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM CYPRESS.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC Programmable System-on-Chip, USB controllers, general-purpose programmable clocks, and memories. Cypress also offers wired and wireless connectivity solutions ranging from its WirelessUSB radio system-on-chip, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets, including consumer, computation, data communications, automotive, industrial, and solar power. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.” We use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the possibility, timing and terms of any potential distribution of SunPower shares, the costs or effects on Cypress and/or SunPower of effecting any such separation and the impact of any such separation on trading prices for Cypress and/or SunPower common stock or Cypress’s employee equity plans and outstanding convertible debt. Such statements reflect our current expectations, which are based on information and data available as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including legal, tax, operational, or other challenges that delay, increase the cost or reduce the benefit of the proposed spin-off, any of which could cause the proposed spin-off not to be completed. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, and PSoC are registered trademarks of Cypress Semiconductor Corporation. Programmable System-on-Chip, WirelessUSB, West Bridge and EZ-USB are trademarks of Cypress Semiconductor Corporation. SunPower is a registered trademark of SunPower Corporation. All other trademarks or registered trademarks are the property of their respective owners.